Filed pursuant to Rule 433

Registration Statement Nos. 333-216372 and 333-216372-01

CitiFirst Offerings Brochure for Third Party Investors April 2018

2	CitiFirst Offerings Brochure | April 2018

Introduction to CitiFirst Investments	3

CitiFirst Protection Investments

Market-Linked Notes Based on a Basket of Three Underliers (5.0 Years)	4

CitiFirst Performance Investments

Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index	6

Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index	8

Barrier Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index	10

Barrier Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index	12

Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Ford Motor Company and the Common Stock of Netflix, Inc.	14

Dual Directional Barrier Securities Based on the Shares of the SPDR® S&P 500 ® ETF Trust	16

Dual Directional Barrier Securities Based on the EURO STOXX 50® Index	18

Enhanced Barrier Digital Plus Securities Based on the EURO STOXX 50® Index	20

Market-Linked Notes Based on a Basket of Three Underliers	22

Autocallable Contingent Coupon Equity Linked Securities Based on the Common Stock of NVIDIA Corporation	24

Market-Linked Notes Based on the iSTOXX® Europe Economic Growth Select 50 Index	26

General Overview of Investments	28

Important Information for the Monthly Offerings	29

Overview of Key Benefits and Risks of CitiFirst Investments	30

Additional Considerations	31

For all offerings documented herein (other than the Market-Linked Certificates of Deposit):

Investment Product	Not FDIC Insured	May Lose Value	No Bank Guarantee

CitiFirst Offerings Brochure | April 2018 3 Introduction to CitiFirst Investments CitiFirst Performance Payment due at maturity may be less than the principal amount The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment. The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of Citi. All returns and any principal amount due at maturity are subject to the applicable issuer credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Structured investments are not conventional debt securities. They are complex in nature and the specific terms and conditions will vary for each offering. CitiFirst Protection Full principal amount due at maturity CitiFirst Opportunity Payment due at maturity may be zero Classification of investments into categories is not intended to guarantee particular results or performance. Though the potential returns on structured investments are based upon the performance of the relevant underlying asset or index, investing in a structured investment is not equivalent to investing directly in the underlying asset or index. For instance, if a CitiFirst Performance investment were based upon a single stock, which belongs to an equity asset class, its symbol would be shown as follows: CitiFirst operates across all asset classes meaning that underlying assets include equities, commodities, currencies, interest rates and alternative investments. When depicting a specific product, the relevant underlying asset will be shown as a symbol on the cube: Investments provide for the full principal amount to be due at maturity, subject to the credit risk of the issuer, and are for investors who place a priority on the preservation of principal while looking for a way to potentially outperform cash or traditional fixed income investments Investments provide for a payment due at maturity, subject to the credit risk of the issuer, that may be less than the principal amount and in some cases may be zero, and are for investors who are seeking the potential for current income and/or growth, in addition to partial or contingent downside protection Investments provide for a payment at maturity, subject to the credit risk of the issuer, that may be zero and are for investors who are willing to take full market risk in return for either leveraged principal appreciation at a predetermined rate or access to a unique underlying strategy CitiFirst is the brand name for Citi’s offering of investments including notes and deposits. Tailored to meet the needs of a range of investors, CitiFirst investments are divided into three categories based on the amount of principal due at maturity: Equities Commodities Currencies Rates Alternative Investments

4 CitiFirst Offerings Brochure | April 2018 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information Market-Linked Notes Based on a Basket of Three Underliers (5.0 Years) Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the notes are fully and unconditionally guaranteed by Citigroup Inc. Basket: Basket Component Weighting Initial Component Value* S&P 500® Index (ticker symbol: “SPX”) 25.00% EURO STOXX 50® Index (ticker symbol: “SX5E”) 25.00% Shares of the iShares® iBoxx® $ High Yield Corporate Bond ETF (ticker symbol: “HYG”) 50.00% * The initial component value for each basket component will be the closing level or closing price, as applicable, of that basket component on the pricing date Stated Principal Amount: $1,000 per note Pricing Date: April , 2018 (expected to be April 25, 2018) Issue Date: April , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement. Valuation Date: April , 2023 (expected to be April 25, 2023), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur with respect to a basket component Maturity Date: April , 2023 (expected to be April 28, 2023) Payment at maturity: For each note, the $1,000 stated principal amount per note plus the note return amount, which will be either zero or positive Note return amount: • If the basket return percentage is greater than zero: $1,000 x basket return percentage x upside participation rate • If the basket return percentage is less than or equal to zero: $0 Basket return percentage: (final basket level – initial basket level) / initial basket level Initial basket level: 100 Final basket level: 100 x [1 + (component return of SPX x 25%) + (component return of SX5E x 25%) + (component return of HYG x 50%)] Component return: For each basket component: (final component value – initial component value) / initial component value Final component value: For each basket component, the closing level or closing price, as applicable, of that basket component on the valuation date. Upside participation rate: 120.00% to 130.00%. The actual upside participation rate will be determined on the pricing date. CUSIP: 17324CTF3 Listing: The notes will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the notes unless you are willing to hold them to maturity.

CitiFirst Offerings Brochure | April 2018 5 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information Investor Profile Investor Seeks: Investor Can Accept: â– â– A medium-term equity index-linked investment â– â– Full principal amount due at maturity â– â– A holding period of approximately five years â– â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

6 CitiFirst Offerings Brochure | April 2018 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying indices: Underlying indices Initial index level* Coupon barrier level** Knock-in level*** S&P 500® Index $ $ $ Russell 2000® Index $ $ $ * The closing level of the applicable underlying index on the pricing date ** For each underlying index, 70% of its initial index level *** For each underlying index, 70% of its initial index level Stated principal amount: $1,000 per security Pricing date: April , 2018 (expected to be April 25, 2018) Issue date: April , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation dates: Expected to be July 25, 2018, October 25, 2018, January 25, 2019, April 25, 2019 and July 25, 2019 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day for either underlying index or if certain market disruption events occur with respect to either underlying index Maturity date: Unless earlier redeemed, July , 2019 (expected to be July 30, 2019) Contingent coupon payment dates: For each valuation date, the fifth business day after such valuation date, except that the contingent coupon payment date for the final valuation date will be the maturity date Contingent coupon: On each quarterly contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 1.25% to 1.75% (approximately 5.00% to 7.00% per annum) (to be determined on the pricing date) of the stated principal amount of the securities if and only if the closing level of the worst performing underlying index on the related valuation date is greater than or equal to the applicable coupon barrier level. If the closing level of the worst performing underlying index on any quarterly valuation date is less than the applicable coupon barrier level, you will not receive any contingent coupon payment on the related contingent coupon payment date.

CitiFirst Offerings Brochure | April 2018 7 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will be entitled to receive at maturity for each security you then hold (in addition to the final contingent coupon payment, if applicable): • If the final index level of the worst performing underlying index on the final valuation date is greater than or equal to the applicable initial index level: $1,000 • If the final index level of the worst performing underlying index on the final valuation date is less than the applicable initial index level and a knock-in event has not occurred: $1,000 • If the final index level of the worst performing underlying index on the final valuation date is less than the applicable initial index level and a knock-in event has occurred: $1,000 x the index performance factor of the worst performing underlying index on the final valuation date If the final index level of the worst performing underlying index is less than the applicable initial index level and a knock-in event has occurred, you will receive less than the stated principal amount of your securities, and possibly nothing, at maturity. Automatic early redemption: If, on any potential redemption date, the closing level of the worst performing underlying index is greater than or equal to the applicable initial index level, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment Potential redemption dates: Each quarterly valuation date beginning in October 2018 and ending in April 2019 Final index level: For each underlying index, its closing level on the final valuation date Knock-in event: A knock-in event will occur if, on any trading day during the observation period, the closing level of any underlying index is less than its knock-in level Observation period: The period from but excluding the pricing date to and including the final valuation date Index performance factor: For each underlying index on any valuation date, the closing level of that underlying index on that valuation date divided by its initial index level Worst performing underlying index: For any valuation date, the underlying index with the lowest index performance factor determined on that valuation date Listing: The securities will not be listed on any securities exchange CUSIP: 17324CTT3 Investor Profile Investor Seeks: Investor Can Accept: â– â– A short-term equity index-linked investment â– â–A risk-adjusted equity complement â–â– A holding period of approximately 1.25 years â– â– The possibility of losing a significant portion of the principal amount invested â–â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

8 CitiFirst Offerings Brochure | April 2018 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying indices: Underlying indices Initial index level* Barrier level** S&P 500® Index $ $ Russell 2000® Index $ $ * The closing level of the applicable underlying index on the pricing date ** For each underlying index, 70% of its initial index level *** For each underlying index, 70% of its initial index level Stated principal amount: $1,000 per security Pricing date: April , 2018 (expected to be April 25, 2018) Issue date: April , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation date: Expected to be July 25, 2018, October 25, 2018, January 25, 2019, April 25, 2019 and July 25, 2019 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day for either underlying index or if certain market disruption events occur with respect to either underlying index Maturity date: Unless earlier redeemed, July , 2019 (expected to be July 30, 2019) Contingent coupon payment dates: For each valuation date, the fifth business day after such valuation date, except that the contingent coupon payment date for the final valuation date will be the maturity date Contingent coupon: On each quarterly contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 1.875% to 2.375% (approximately 7.50% to 9.50% per annum) (to be determined on the pricing date) of the stated principal amount of the securities if and only if the closing level of the worst performing underlying index on the related valuation date is greater than or equal to the applicable coupon barrier level. If the closing level of the worst performing underlying index on any quarterly valuation date is less than the applicable coupon barrier level, you will not receive any contingent coupon payment on the related contingent coupon payment date.

CitiFirst Offerings Brochure | April 2018 9 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will be entitled to receive at maturity for each security you then hold (in addition to the final contingent coupon payment, if applicable): • If the final index level of the worst performing underlying index on the final valuation date is greater than or equal to the applicable initial index level: $1,000 • If the final index level of the worst performing underlying index on the final valuation date is less than the applicable initial index level and a knock-in event has not occurred: $1,000 • If the final index level of the worst performing underlying index on the final valuation date is less than the applicable initial index level and a knock-in event has occurred: $1,000 x the index performance factor of the worst performing underlying index on the final valuation date If the final index level of the worst performing underlying index is less than the applicable initial index level and a knock-in event has occurred, you will receive less than the stated principal amount of your securities, and possibly nothing, at maturity. Automatic early redemption: If, on any potential redemption date, the closing level of the worst performing underlying index is greater than or equal to the applicable initial index level, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment Potential redemption dates: Each quarterly valuation date beginning in October 2018 and ending in April 2019 Final index level: For each underlying index, its closing level on the final valuation date Knock-in event: A knock-in event will occur if, on any trading day during the observation period, the closing level of any underlying index is less than its knock-in level Observation period: The period from but excluding the pricing date to and including the final valuation date Index performance factor: For each underlying index on any valuation date, the closing level of that underlying index on that valuation date divided by its initial index level Worst performing underlying index: For any valuation date, the underlying index with the lowest index performance factor determined on that valuation date Listing: The securities will not be listed on any securities exchange CUSIP: 17324CTU0 Investor Profile Investor Seeks: Investor Can Accept: â– â– A short-term equity index-linked investment â– â–A risk-adjusted equity complement â– â– A holding period of approximately 1.25 years â– â– The possibility of losing a significant portion of the principal amount invested â– â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

10 CitiFirst Offerings Brochure | April 2018 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information Barrier Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying indices: Underlying indices Initial index level* Barrier level** S&P 500® Index (ticker symbol: “SPX”) $ $ Russell 2000® Index (ticker symbol: “RTY”) $ $ * For each underlying index, its closing level on the pricing date ** For each underlying index, 60% of its initial index level Stated principal amount: $1,000 per security Pricing date: April , 2018 (expected to be April 25, 2018) Issue date: April , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation date: April , 2023 (expected to be April 25, 2023), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur with respect to either underlying index Maturity date: April , 2023 (expected to be April 28, 2023) Payment at maturity: For each $1,000 stated principal amount security you hold at maturity: • If the final index level of the worst performing underlying index is greater than its initial index level: $1,000 + the leveraged return amount, subject to the maximum return at maturity • If the final index level of the worst performing underlying index is less than or equal to its initial index level but greater than or equal to its barrier level: $1,000 • If the final index level of the worst performing underlying index is less than its barrier level: $1,000 x the index performance factor of the worst performing underlying index If the final index level of the worst performing underlying index is less than its barrier level, your payment at maturity will be less, and possibly significantly less, than $600.00 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment. Final index level: For each underlying index, its closing level on the valuation date Index performance factor: For each underlying index, its final index level divided by its initial index level Index percent increase: For each underlying index, (i) its final index level minus its initial index level divided by (ii) its initial index level Worst performing underlying index: The underlying index with the lowest index performance factor on the valuation date Leveraged return amount: $1,000 x the index percent increase of the worst performing underlying index x the leverage factor Leverage factor: 400.00% to 450.00%. The actual leverage factor will be determined on the pricing date. Maximum return at maturity $600.00 per security (60.00% of the stated principal amount). Because of the maximum return at maturity, the payment at maturity will not exceed $1,600.00 per security. Listing: The securities will not be listed on any securities exchange CUSIP: 17324CTQ9

CitiFirst Offerings Brochure | April 2018 11 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information Investor Profile Investor Seeks: Investor Can Accept: â– â– A medium-term equity index-linked investment â– â– A risk-adjusted equity complement â– â– A holding period of approximately five years â– â– The possibility of losing a significant portion of the principal amount invested â– â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

12 CitiFirst Offerings Brochure | April 2018 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information Barrier Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying indices: Underlying indices Initial index level* Barrier level** S&P 500® Index (ticker symbol: “SPX”) $ $ Russell 2000® Index (ticker symbol: “RTY”) $ $ * For each underlying index, its closing level on the pricing date ** For each underlying index, 60% of its initial index level Stated principal amount: $1,000 per security Pricing date: April , 2018 (expected to be April 25, 2018) Issue date: April , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation date: April , 2023 (expected to be April 25, 2023), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur with respect to either underlying index Maturity date: April , 2023 (expected to be April 28, 2023) Payment at maturity: For each $1,000 stated principal amount security you hold at maturity: • If the final index level of the worst performing underlying index is greater than its initial index level: $1,000 + the leveraged return amount, subject to the maximum return at maturity • If the final index level of the worst performing underlying index is less than or equal to its initial index level but greater than or equal to its barrier level: $1,000 • If the final index level of the worst performing underlying index is less than its barrier level: $1,000 x the index performance factor of the worst performing underlying index If the final index level of the worst performing underlying index is less than its barrier level, your payment at maturity will be less, and possibly significantly less, than $600.00 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment. Final index level: For each underlying index, its closing level on the valuation date Index performance factor: For each underlying index, its final index level divided by its initial index level Index percent increase: For each underlying index, (i) its final index level minus its initial index level divided by (ii) its initial index level Worst performing underlying index: The underlying index with the lowest index performance factor on the valuation date Leveraged return amount: $1,000 x the index percent increase of the worst performing underlying index x the leverage factor Leverage factor: 350.00% to 400.00%. The actual leverage factor will be determined on the pricing date. Maximum return at maturity $500.00 per security (50.00% of the stated principal amount). Because of the maximum return at maturity, the payment at maturity will not exceed $1,500.00 per security. Listing: The securities will not be listed on any securities exchange CUSIP: 17324CTR7

CitiFirst Offerings Brochure | April 2018 13 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information Investor Profile Investor Seeks: Investor Can Accept: â– â– A medium-term equity index-linked investment â– â– A risk-adjusted equity complement â– â–A holding period of approximately five years â– â– The possibility of losing a significant portion of the principal amount invested â– â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

14 CitiFirst Offerings Brochure | April 2018 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Ford Motor Company and the Common Stock of Netflix, Inc. Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying shares: Underlying shares Initial share price* Coupon barrier price** Final barrier price*** Shares of Common Stock of Bank of America Corporation $ $ $ Shares of Common Stock of Ford Motor Company $ $ $ Shares of Common Stock of Netflix, Inc. $ $ $ * The closing price of the applicable underlying shares on the pricing date ** For each of the underlying shares, 50% of the applicable initial share price *** For each of the underlying shares, 50% of the applicable initial share price Stated principal amount: $1,000 per security Pricing date: April , 2018 (expected to be April 25, 2018) Issue date: April , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation date: The day of each month (expected to be the 25th day of each month), beginning in May 2018 and ending on April , 2021 (the “final valuation date,” which is expected to be April 26, 2021), each subject to postponement if such date is not a scheduled trading day for any of the underlying shares or if certain market disruption events occur with respect to any of the underlying shares Maturity date: Unless earlier redeemed, April , 2021 (expected to be April 29, 2021) Contingent coupon payment dates: For each valuation date, the fifth business day after such valuation date, except that the contingent coupon payment date for the final valuation date will be the maturity date Contingent coupon: On each monthly contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to at least 1.00% (approximately 12.00% per annum) (to be determined on the pricing date) of the stated principal amount of the securities if and only if the closing price of the worst performing underlying shares on the related valuation date is greater than or equal to the applicable coupon barrier price. If the closing price of the worst performing underlying shares on any monthly valuation date is less than the applicable coupon barrier price, you will not receive any contingent coupon payment on the related contingent coupon payment date.

CitiFirst Offerings Brochure | April 2018 15 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will be entitled to receive at maturity for each security you then hold: • If the final share price of the worst performing underlying shares on the final valuation date is greater than or equal to the applicable final barrier price: $1,000 plus the contingent coupon payment due at maturity • If the final share price of the worst performing underlying shares on the final valuation date is less than the applicable final barrier price: $1,000 x the share performance factor of the worst performing underlying shares on the final valuation date If the final share price of the worst performing underlying shares on the final valuation date is less than the applicable final barrier price, you will receive less than 50% of the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity. Automatic early redemption: If, on any potential redemption date, the closing price of the worst performing underlying shares is greater than or equal to the applicable initial share price, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment Potential redemption dates: The valuation dates occurring in January, April, July and October of each year, beginning in July 2018 and ending in January 2021 Final share price: For each of the underlying shares, the applicable closing price on the final valuation date Share performance factor: For each of the underlying shares on any valuation date, the applicable closing price on that valuation date divided by the applicable initial share price Worst performing underlying shares: For any valuation date, the underlying shares with the lowest share performance factor on that valuation date Listing: The securities will not be listed on any securities exchange CUSIP: 17324CTY2 Investor Profile Investor Seeks: Investor Can Accept: â– â– A medium-term equity-linked investment â– â– A risk-adjusted equity complement â– â– A holding period of approximately three years â– â–The possibility of losing a significant portion of the principal amount invested â–â–The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

16 CitiFirst Offerings Brochure | April 2018 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information Dual Directional Barrier Securities Based on the Shares of the SPDR® S&P 500® ETF Trust Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying shares: Shares of the SPDR® S&P 500® ETF Trust (NYSE Arca symbol: “SPY”) (the “underlying share issuer” or “ETF”) Stated principal amount: $1,000 per security Pricing date: April , 2018 (expected to be April 23, 2018) Issue date: April , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation date: October , 2021 (expected to be October 25, 2021), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur Maturity date: October , 2021 (expected to be October 28, 2021) Payment at maturity: For each $1,000 stated principal amount security you hold at maturity: • If the final share price is greater than or equal to the initial share price: $1,000 + the upside return amount, subject to the maximum upside return • If the final share price is less than the initial share price but greater than or equal to the barrier price: $1,000 + the downside return amount • If the final share price is less than the barrier price: A number of underlying shares equal to the equity ratio (or, in our sole discretion, cash in an amount equal to the equity ratio multiplied by the final share price) If the final share price is less than the barrier price, you will receive underlying shares (or, in our sole discretion, cash) that are expected to be worth less than 72.50% of the stated principal amount of your securities, and possibly nothing, at maturity. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion, and up to all, of your investment. Initial share price: $ , the closing price of the underlying shares on the pricing date Final share price: The closing price of the underlying shares on the valuation date Upside return amount: $1,000 x the share percent change Downside return amount: $1,000 x the absolute value of the share percent change Equity ratio: , the stated principal amount divided by the initial share price, subject to adjustment as described in this pricing supplement Share percent change: The final share price minus the initial share price, divided by the initial share price Barrier price: $ , 72.50% of the initial share price Maximum upside return: $220.00 to $240.00 per security (22.00% to 24.00% of the stated principal amount), to be determined on the pricing date. Listing: The securities will not be listed on any securities exchange CUSIP: 17324XHY9

CitiFirst Offerings Brochure | April 2018 17 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information Investor Profile Investor Seeks: Investor Can Accept: â– â– A medium-term equity-linked investment â– â– A risk-adjusted equity complement â– â– A holding period of approximately 3.5 years â– â– The possibility of losing a significant portion of the principal amount invested â– â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

18 CitiFirst Offerings Brochure | April 2018 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information Dual Directional Barrier Securities Based on the EURO STOXX 50® Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying index: The EURO STOXX 50® Index (ticker symbol: “SX5E”) Stated principal amount: $1,000 per security Pricing date: April , 2018 (expected to be April 24, 2018) Issue date: April , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation date: October , 2021 (expected to be October 25, 2021), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur Maturity date: October , 2021 (expected to be October 28, 2021) Payment at maturity: For each $1,000 stated principal amount security you hold at maturity: • If the final index level is greater than or equal to the initial index level: $1,000 + the upside return amount • If the final index level is less than the initial index level but greater than or equal to the barrier level: $1,000 + the downside return amount • If the final index level is less than the barrier level: $1,000 x the index performance factor If the final index level is less than the barrier level, your payment at maturity will be less, and possibly significantly less, than $725.00 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion, and up to all, of your investment. Initial index level: , the closing level of the underlying index on the pricing date Final index level: The closing level of the underlying index on the valuation date Upside return amount: $1,000 x the index percent change x the upside participation rate Upside participation rate: 140.00% to 150.00%. The actual upside participation rate will be determined on the pricing date. Downside return amount: $1,000 x the absolute value of the index percent change Index performance factor: The final index level divided by the initial index level Index percent change: The final index level minus the initial index level, divided by the initial index level Barrier level: , 72.50% of the initial index level Listing: The securities will not be listed on any securities exchange CUSIP: 17324CTC0

CitiFirst Offerings Brochure | April 2018 19 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information Investor Profile Investor Seeks: Investor Can Accept: â– â– A medium-term equity index-linked investment â– â– A risk-adjusted equity complement â– â–A holding period of approximately 3.5 years â– â– The possibility of losing a significant portion of the principal amount invested â– â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

20 CitiFirst Offerings Brochure | April 2018 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information Enhanced Barrier Digital Plus Securities Based on the EURO STOXX 50® Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying index: The EURO STOXX 50® Index (ticker symbol: “SX5E”) Stated principal amount: $1,000 per security Pricing date: April , 2018 (expected to be April 25, 2018) Issue date: April , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation date: April , 2023 (expected to be April 25, 2023), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur Maturity date: April , 2023 (expected to be April 28, 2023) Payment at maturity: For each $1,000 stated principal amount security you hold at maturity: • If the final index level is greater than or equal to the barrier level: $1,000 + the greater of (i) the fixed return amount and (ii) $1,000 x the index percent increase • If the final index level is less than the barrier level: $1,000 x the index performance factor If the final index level is less than the barrier level, your payment at maturity will be less, and possibly significantly less, than $750.00 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment. Initial index level: , the closing level of the underlying index on the pricing date Final index level: The closing level of the underlying index on the valuation date Fixed return amount: $350.00 to $380.00 per security (35.00% to 38.00% of the stated principal amount), to be determined on the pricing date. You will receive the fixed return amount only if the final index level is greater than or equal to the barrier level. Index performance factor: The final index level divided by the initial index level Index percent increase: The final index level minus the initial index level, divided by the initial index level Barrier level: , 75.00% of the initial index level Listing: The securities will not be listed on any securities exchange CUSIP: 17324CTD8

CitiFirst Offerings Brochure | April 2018 21 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information Investor Profile Investor Seeks: Investor Can Accept: â– â– A medium-term equity index-linked investment â– â– A risk-adjusted equity complement â– â–A holding period of approximately five years â– â– The possibility of losing a significant portion of the principal amount invested â– â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

22 CitiFirst Offerings Brochure | April 2018 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information Market-Linked Notes Based on a Basket of Three Underliers Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Basket: Basket Component Weighting Initial Component Value* S&P 500® Index (ticker symbol: “SPX”) 1/3 EURO STOXX 50® Index (ticker symbol: “SX5E”) 1/3 Shares of the iShares® MSCI Emerging Markets ETF (ticker symbol: “EEM”) 1/3 * The initial component value for each basket component will be the closing level or closing price, as applicable, of that basket component on the pricing date Stated principal amount: $1,000 per security Pricing date: April , 2018 (expected to be April 20, 2018) Issue date: April , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation date: April , 2021 (expected to be April 20, 2021), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur with respect to a basket component Maturity date: April , 2021 (expected to be April 23, 2021) Payment at maturity: • If the final basket level is greater than the initial basket level: $1,000 + ($1,000 x basket return percentage), subject to the maximum return at maturity • If the final basket level is less than or equal to the initial basket level: $1,000 x basket performance factor, subject to the minimum return at maturity If the final basket level depreciates from the initial basket level, you will be exposed to the first 10% of that depreciation and your payment at maturity will be less than the stated principal amount per note. You should not invest in the notes unless you are willing and able to bear the risk of losing up to $100 per note. Basket return percentage: (final basket level – initial basket level) / initial basket level Basket performance factor: final basket level / initial basket level Initial basket level: 100 Final basket level: 100 x [1 + (component return of SPX x 1/3) + (component return of SX5E x 1/3) + (component return of EEM x 1/3)] Maximum return at maturity: The maximum return at maturity will be determined on the pricing date and will be between $300.00 and $320.00 per note (30.00% to 32.00% of the stated principal amount) (to be determined on the pricing date). The payment at maturity per note will not exceed $1,000.00 plus the maximum return at maturity. Minimum return at maturity: $900.00 per note (90.00% of the stated principal amount) Component return: For each basket component: (final component value – initial component value) / initial component value Final component value: For each basket component, the closing level or closing price, as applicable, of that basket component on the valuation date. Listing: The securities will not be listed on any securities exchange CUSIP: 17324CTE6

CitiFirst Offerings Brochure | April 2018 23 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information Investor Profile Investor Seeks: Investor Can Accept: â– â– A medium-term equity index-linked investment â– â– A risk-adjusted equity complement â– â– A holding period of approximately three years â– â– The possibility of losing a significant portion of the principal amount invested â– â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

24 CitiFirst Offerings Brochure | April 2018 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information Autocallable Contingent Coupon Equity Linked Securities Based on the Common Stock of NVIDIA Corporation Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying shares: Shares of common stock of NVIDIA Corporation (NASDAQ symbol: “NVDA”) (the “underlying share issuer”) Stated principal amount: $1,000 per security Pricing date: April , 2018 (expected to be April 16, 2018) Issue date: April , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation dates: Expected to be July 16, 2018, October 16, 2018, January 16, 2019 and April 16, 2019 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur Maturity date: Unless earlier redeemed, April , 2019 (expected to be April 22, 2019) Contingent coupon payment dates: For each valuation date, the fifth business day after such valuation date, except that the contingent coupon payment date for the final valuation date will be the maturity date Contingent coupon: On each quarterly contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 2.50% to 3.00% (approximately 10.00% to 12.00% per annum) (to be determined on the pricing date) of the stated principal amount of the securities if and only if the closing price of the underlying shares on the related valuation date is greater than or equal to the coupon barrier price. If the closing price of the underlying shares on any quarterly valuation date is less than the coupon barrier price, you will not receive any contingent coupon payment on the related contingent coupon payment date. Automatic early redemption: If, on any potential redemption date, the closing price of the underlying shares is greater than or equal to the initial share price, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment. Potential redemption dates: Each quarterly valuation date beginning in July 2018 and ending in January 2019 Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will be entitled to receive at maturity, for each security you then hold: • If the final share price is greater than or equal to the final barrier price: $1,000 plus the contingent coupon payment due at maturity • If the final share price is less than the final barrier price: a fixed number of underlying shares equal to the equity ratio (or, if we exercise our cash election right, the cash value of those shares based on the closing price of the underlying shares on the final valuation date) If the final share price is less than the final barrier price, you will receive underlying shares (or, in our sole discretion, cash) expected to be worth less than 70.00% of the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity. The number of full underlying shares and any cash in lieu of a fractional underlying share that you receive at maturity will be calculated based on the aggregate number of securities you then hold.

CitiFirst Offerings Brochure | April 2018 25 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information Initial share price: $ , the closing price of the underlying shares on the pricing date Final share price: The closing price of the underlying shares on the final valuation date Coupon barrier price: $ , 70.00% of the initial share price Final barrier price: $ , 70.00% of the initial share price Equity ratio: , the stated principal amount divided by the initial share price, subject to anti-dilution adjustments for certain corporate events Listing: The securities will not be listed on any securities exchange CUSIP: 17324XGE4 Investor Profile Investor Seeks: Investor Can Accept: â– â– A short-term equity-linked investment â– â– A risk-adjusted equity complement â– â– A holding period of approximately one year â– â– The possibility of losing a significant portion of the principal amount invested â– â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

26 CitiFirst Offerings Brochure | April 2018 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information Market-Linked Notes Based on the iSTOXX® Europe Economic Growth Select 50 Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying index: The iSTOXX® Europe Economic Growth Select 50 Index (ticker symbol: “SXEEGSP”) Stated principal amount: $1,000 per security Pricing date: April , 2018 (expected to be April 27, 2018) Issue date: May , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation date: April , 2020 (expected to be April 27, 2020), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur Maturity date: April , 2020 (expected to be April 30, 2020) Payment at maturity: • If the final index level is greater than the initial index level: $1,000 + ($1,000 x the leverage factor x the index return) • If the final index level is less than or equal to the initial index level: $1,000 x the index performance factor, subject to the minimum return at maturity If the final index level depreciates from the initial index level, you will be exposed to the first 10% of that depreciation and your payment at maturity will be less than the stated principal amount per note. You should not invest in the notes unless you are willing and able to bear the risk of losing up to $100 per note. Index performance factor: Final index level / initial index level Initial index level: , the closing level of the underlying index on the pricing date Final index level: The closing level of the underlying index on the valuation date Minimum return at maturity $900.00 per note (90.00% of the stated principal amount) Index return: The final index level minus the initial index level divided by the initial index level Leverage factor: 150.00% to 160.00%. The actual leverage factor will be determined on the pricing date. Listing: The securities will not be listed on any securities exchange CUSIP: 17324CTH9

CitiFirst Offerings Brochure | April 2018 27 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information Investor Profile Investor Seeks: Investor Can Accept: â– â– A short-term equity index-linked investment â– â– A risk-adjusted equity complement â– â– A holding period of approximately two years â– â– The possibility of losing a significant portion of the principal amount invested â– â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

28 CitiFirst Offerings Brochure | April 2018 General Overview of Investments CitiFirst Protection Investments Investments Maturity Risk Profile* Return* Contingent Absolute Return MLDs/Notes 1-2 Years Full principal amount due at maturity If the underlying never crosses either an upside or downside threshold, the return on the investment equals the absolute value of the return of the underlying. Otherwise, the return equals zero Contingent Upside Participation MLDs/Notes 1-5 Years Full principal amount due at maturity If the underlying crosses an upside threshold, the return on the investment equals an interest payment paid at maturity. Otherwise, the return equals the greater of the return of the underlying and zero Minimum Coupon Notes 3-5 Years Full principal amount due at maturity If the underlying ever crosses an upside threshold during a coupon period, the return for the coupon period equals the minimum coupon. Otherwise, the return for a coupon period equals the greater of the return of the underlying during the coupon period and the minimum coupon Market-Linked Notes/ Deposits & Safety First Trust Certificates 3-7 Years Full principal amount due at maturity The return on the investment equals the greater of the return of the underlying multiplied by a participation rate and zero; the maximum return is capped CitiFirst Performance Investments Investments Maturity Risk Profile* Return* ELKS® 6-13 Months Payment at maturity may be less than the principal amount A fixed coupon is paid regardless of the performance of the underlying. If the underlying never crosses a downside threshold, the return on the investment equals the coupons paid. Otherwise, the return equals the sum of the coupons paid and the return of the underlying at maturity Buffer Notes 1-5 Years Payment at maturity may be less than the principal amount If the return of the underlying is positive at maturity, the return on the investment equals the lesser of (a) the return of the underlying multiplied by a participation rate and (b) the maximum return on the notes. If the return of the underlying is either zero or negative by an amount lesser than the buffer amount, the investor receives the stated principal amount. Otherwise, the return on the investment equals the return of the underlying plus the buffer amount CoBas/PACERSSM 1-5 Years Payment at maturity may be less than the principal amount If the underlying is equal to or greater than a threshold (such as its initial value) on any call date, the note is called and the return on the investment equals a fixed premium. If the note has not been called, at maturity, if the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative. Otherwise, the return equals zero LASERSSM 1-5 Years Payment at maturity may be less than the principal amount If the return of the underlying is positive at maturity, the return on the investment equals the return of the underlying multiplied by a participation rate (some versions are subject to a maximum return on the notes). If the return of the underlying is negative and the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative. Otherwise, the return equals zero CitiFirst Opportunity Investments Investments Maturity Risk Profile* Return* Upturn Notes 1-2 Years Payment at maturity may be zero If the underlying is above its initial level at maturity, the return on the investment equals the lesser of the return of the underlying multiplied by a participation rate and the maximum return on the notes. Otherwise, the return equals the return of the underlying Fixed Upside Return Notes 1-2 Years Payment at maturity may be zero If the underlying is equal to or above its initial level at maturity, the return on the investment equals a predetermined fixed amount. Otherwise, the return equals the return of the underlying Strategic Market Access Notes 3-4 Years Payment at maturity may be zero The return on the investment equals the return of a unique index created by Citi *All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. This is not a complete list of CitiFirst structures. The descriptions above are not intended to completely describe how an investment works or to detail all of the terms, risks and benefits of a particular investment. The return profiles can change. Please refer to the offering documents and related material(s) of a particular investment for a comprehensive description of the structure, terms, risks and benefits related to that investment.

CitiFirst Offerings Brochure | April 2018 29 Important Information for the Monthly Offerings Investment Information The investments set forth in the previous pages are intended for general indication only of the CitiFirst Investments offerings. The issuer reserves the right to terminate any offering prior to its pricing date or to close ticketing early on any offering. SEC Registered (Public) Offerings Each issuer, if applicable, has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the SEC registered offerings by that issuer, to which this communication relates. Before you invest in any of the registered offerings identified in this Offerings Brochure, you should read the prospectus in the applicable registration statement and the other documents the issuer and guarantor, if applicable, have filed with the SEC for more complete information about that issuer and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. For Registered Offerings Issued by: Citigroup Global Markets Holdings Inc. Issuer’s Registration Statement Numbers: 333-216372 and 333-216372-01 Issuer’s CIK on the SEC Website: 0000200245 Alternatively, you can request a prospectus and any other documents related to the offerings, either in hard copy or electronic form, by calling toll-free 1-877-858-5407 or by calling your Financial Advisor. The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of the issuer. The SEC registered securities are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency or instrumentality. Market-Linked Certificates of Deposit The Market-Linked Deposits (“MLDs”) are not SEC registered offerings and are not required to be so registered. For indicative terms and conditions on any MLD, please contact your Financial Advisor or call the toll-free number 1-800-831-9146.

30 CitiFirst Offerings Brochure | April 2018 Benefits â– â– Investors can access investments linked to a variety of underlying assets or indices, such as domestic and foreign indices, exchange-traded funds, commodities, foreign-exchange, interest rates, equities, or a combination thereof. â– â– Structured investments can offer unique risk/return profiles to match investment objectives, such as the amount of principal due at maturity, periodic income, and enhanced returns. Risks â– â– The risks below are not intended to be an exhaustive list of the risks associated with a particular CitiFirst Structured Investment offering. Before you invest in any CitiFirst Structured Investment you should thoroughly review the particular investment’s offering document(s) and related material(s) for a comprehensive description of the risks and considerations associated with the particular investment. â– â–Potential for Loss â– â– The terms of certain investments provide that the full principal amount is due at maturity, subject to the applicable issuer’s credit risk. However, if an investor sells or redeems such investment prior to maturity, the investor may receive an amount less than his/her original investment. â– â– The terms of certain investments provide that the payment due at maturity could be significantly less than the full principal amount and, for certain investments, could be zero. In these cases, an investor may receive an amount significantly less than his/her original investment and may receive nothing at maturity of the investment. â– â– Appreciation May Be Limited – Depending on the investment, an investor’s appreciation may be limited by a maximum amount payable or by the extent to which the return reflects the performance of the underlying asset or index. â– â–Issuer Credit Risk – All payments on CitiFirst Structured Investments are dependent on the applicable issuer’s or guarantor’s ability to pay all amounts due on these investments, including any principal due at maturity and therefore investors are subject to the credit risk of the applicable issuer. â– â– Secondary Market – There may be little or no secondary market for a particular investment. If the applicable offering document(s) so specifies, the issuer may apply to list an investment on a securities exchange, but it is not possible to predict whether any investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. â– â– Resale Value of a CitiFirst Structured Investment May be Lower than Your Initial Investment – Due to, among other things, the changes in the price of and dividend yield on the underlying asset, interest rates, the earnings performance of the issuer of the underlying asset, the applicable issuer of the CitiFirst Structured Investment’s perceived creditworthiness, the investment may trade, if at all, at prices below its initial issue price and an investor could receive substantially less than the amount of his/ her original investment upon any resale of the investment. â– â– Volatility of the Underlying Asset or Index – Depending on the investment, the amount you receive at maturity could depend on the price or value of the underlying asset or index during the term of the trade as well as where the price or value of the underlying asset or index is at maturity; thus, the volatility of the underlying asset or index, which is the term used to describe the size and frequency of market fluctuations in the price or value of the underlying asset or index, may result in an investor receiving an amount less than he/she would otherwise receive. â– â–Potential for Lower Comparable Yield – The effective yield on any investment may be less than that which would be payable on a conventional fixed-rate debt security of the same issuer with comparable maturity. â– â– Affiliate Research Reports and Commentary – Affiliates of the particular issuer may publish research reports or otherwise express opinions or provide recommendations from time to time regarding the underlying asset or index which may influence the price or value of the underlying asset or index and, therefore, the value of the investment. Further, any research, opinion or recommendation expressed within such research reports may not be consistent with purchasing, holding or selling the investment. â– â– The United States Federal Income Tax Consequences of Structured Investments are Uncertain – No statutory, judicial or administrative authority directly addresses the characterization of structured investments for U.S. federal income tax purposes. The tax treatment of a structured investment may be very different than that of its underlying asset. As a result, significant aspects of the U.S. federal income tax consequences and treatment of an investment are not certain. The offering document(s) for each structured investment contains tax conclusions and discussions about the expected U.S. federal income tax consequences and treatment of the related structured investment. However, no ruling is being requested from the Internal Revenue Service with respect to any structured investment and no assurance can be given that the Internal Revenue Service will agree with the tax conclusions and treatment expressed within the offering document(s) of a particular structured investment. Citigroup Inc., its affiliates, and employees do not provide tax or legal advice. Investors should consult with their own professional advisor(s) on such matters before investing in any structured investment. â– â– Fees and Conflicts – The issuer of a structured investment and its affiliates may play a variety of roles in connection with the investment, including acting as calculation agent and hedging the issuer’s obligations under the investment. In performing these duties, the economic interests of the affiliates of the issuer may be adverse to the interest of the investor. Overview of Key Benefits and Risks of CitiFirst Investments

CitiFirst Offerings Brochure | April 2018 31 Additional Considerations Please note that the information contained in this brochure is current as of the date indicated and is not intended to be a complete description of the terms, risks and benefits associated with any particular structured investment. Therefore, all of the information set forth herein is qualified in its entirety by the more detailed information provided in the offering documents(s) and related material for the respective structured investment. The structured investments discussed within this brochure are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment. Tax Disclosure Citigroup Inc., its affiliates and employees do not provide tax or legal advice. To the extent that this brochure or any offering document(s) concerns tax matters, it is not intended to be used and cannot be used by a taxpayer for the purpose of avoiding penalties that may be imposed by law. Any such taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. ERISA and IRA Purchase Considerations Employee benefit plans subject to ERISA, governmental or other plans subject to laws substantially similar to ERISA, retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) and entities the assets of which are deemed to constitute the assets of such plans (each an “Employee Benefit Plan”) are permitted to purchase structured investments as long as (A) no Citi affiliate or employee is a fiduciary to such Employee Benefit Plan that has or exercises any discretionary authority or control with respect to the assets of such plan or retirement account used to purchase the structured investments or renders investment advice with respect to those assets and (B) the Employee Benefit Plan’s acquisition and holding of the structured investment is not prohibited by any such provisions or laws or is exempt from any such prohibition. However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as Employee Benefit Plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the structured investments if the account, plan or annuity is for the benefit of an employee of Citi or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of structured investments by the Employee Benefit Plan. In June 2017, new DOL regulations became applicable that revised the definition of fiduciary investment advice under ERISA. Information contained in this brochure or the applicable offering document(s) is not intended to be fiduciary investment advice. The fiduciary of the Employee Benefit Plan making the decision on behalf of the Employee Benefit Plan to purchase the structured investments (the “Plan Fiduciary”) will be deemed to represent and acknowledge that (a) the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition and continued holding by the Employee Benefit Plan of the structured investment; (b) the Plan Fiduciary is a “fiduciary” with respect to the Benefit Plan Investor within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the Employee Benefit Plan’s acquisition, and continued holding, of the structured investments; (c) the Plan Fiduciary acknowledges that no fee or other compensation that may be paid to Citi or its affiliated entities is for the provision of investment advice regarding the decision of whether to invest or retain an investment in structured investments; (d) Citi and its affiliates have a financial interest in the Employee Benefit Plan’s investment in the structured investments, as disclosed in the applicable offering document(s); and (e) none of Citi or its affiliates is undertaking to provide impartial investment advice or to give investment advice in a fiduciary capacity, and has not given and will not give investment advice or otherwise made or will make a recommendation, in connection with the Employee Benefit Plan’s initial or continued investment in the structured investments. You should refer to the section “ERISA Matters” in the applicable offering document(s) for more information. Distribution Limitations and Considerations This document may not be distributed in any jurisdiction where it is unlawful to do so. The investments described in this document may not be marketed, or sold or be available for offer or sale in any jurisdiction outside of the U.S., unless permitted under applicable law and in accordance with the offering documents and related materials. In particular: WARNING TO INVESTORS IN HONG KONG ONLY: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. Investors are advised to exercise caution in relation to the offer. If Investors are in any doubt about any of the contents of this document, they should obtain independent professional advice. This offer is not being made in Hong Kong, by means of any document, other than (1) to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent); (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. There is no advertisement, invitation or document relating to structured investments, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to structured investments which are or are intended to be disposed of only to persons outside Hong Kong or only to the persons or in the circumstances described in the preceding paragraph. WARNING TO INVESTORS IN SINGAPORE ONLY: This document has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of the Singapore Statutes (the Securities and Futures Act). Accordingly, neither this document nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the structured investments may be circulated or distributed, nor may the structured investments be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than in circumstances where the registration of a prospectus is not required and thus only (1) to an institutional investor or other person falling within section 274 of the Securities and Futures Act, (2) to a relevant person (as defined in section 275 of the Securities and Futures Act) or to any person pursuant to section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in section 275 of that Act, or (3) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. No person receiving a copy of this document may treat the same as constituting any invitation to him/her, unless in the relevant territory such

32 CitiFirst Offerings Brochure | April 2018 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information an invitation could be lawfully made to him/ her without compliance with any registration or other legal requirements or where such registration or other legal requirements have been complied with. Each of the following relevant persons specified in Section 275 of the Securities and Futures Act who has subscribed for or purchased structured investments, namely a person who is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or (b) a trust (other than a trust the trustee of which is an accredited investor) whose sole purpose is to hold investments and of which each beneficiary is an individual who is an accredited investor, should note that securities of that corporation or the beneficiaries’ rights and interest in that trust may not be transferred for 6 months after that corporation or that trust has acquired the structured investments under Section 275 of the Securities and Futures Act pursuant to an offer made in reliance on an exemption under Section 275 of the Securities and Futures Act unless: (i) the transfer is made only to institutional investors, or relevant persons as defined in Section 275(2) of that Act, or arises from an offer referred to in Section 275(1A) of that Act (in the case of a corporation) or in accordance with Section 276(4)(i)(B) of that Act (in the case of a trust); (ii) no consideration is or will be given for the transfer; or (iii) the transfer is by operation of law.

CitiFirst Offerings Brochure | April 2018 33 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information Notes

To discuss CitiFirst investment ideas and strategies, Financial Advisors, Private Bankers and other distribution partners may call our sales team. Private Investors should call their financial advisor or private banker. Client service number for Financial Advisors and Distribution Partners in the Americas: +1 (212) 723-3136 For more information, please go to www.citifirst.com Standard & Poor’s,” “S&P 500®,” and “S&P®” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Citigroup Inc. Dow Jones Industrial AverageTM is a service mark of Dow Jones & Company, Inc. (“Dow Jones”) and has been licensed for use by Citigroup Funding Inc. The Notes described herein are not sponsored, endorsed, sold or promoted by Dow Jones and Dow Jones makes no warranties and bears no liability with respect to the Notes. EURO STOXX 50® is a service mark of STOXX Limited and/or its licensors that has been sublicensed for use for certain purposes by Citigroup Inc. and its affiliates. For more information, see “Equity Index Descriptions— EURO STOXX 50® Index — License Agreement with STOXX Limited” in the accompanying underlying supplement. Citi Personal Wealth Management is a business of Citigroup Inc., which offers investment products through Citigroup Inc., member SIPC. Citibank, N.A. is an affiliated company under control of Citigroup Inc. ©2018 Citigroup Inc. Citi and Citi with Arc Design are registered service marks of Citigroup Inc. or its affiliates. CitiFirst At Citi, our talented professionals are dedicated to delivering innovative investments
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